As filed with the Securities and Exchange Commission on February 13, 2012

Registration No. 333-91478

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kansas City Southern

(Exact name of registrant as specified in its charter)

Delaware	44-0663509
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, including Zip Code)

The Kansas City Southern Railway Company

Union 401(k) Plan

Gateway Western Railway

Union 401(k) Plan

MidSouth Rail Union

401(k) Retirement Savings Plan

(Full title of the plan)

Brian P. Banks, Esq.

Kansas City Southern

427 West 12th Street Kansas City, MO 64105

(Name and address of agent for service)

(816) 983-1382

(Telephone number, including area code, of agent for service)

PLEASE SEND COPIES OF COMMUNICATIONS TO:

James M. Ash, Esq.

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, Missouri 64112

(816) 983-8000

DEREGISTRATION OF SECURITIES

On June 28, 2002, Kansas City Southern (the “Company”) filed a registration statement on Form S-8, Registration Number 333-91478 (the “Registration Statement”), with respect to 35,000 shares (for the Kansas City Southern Railway Company Union 401(k) Plan (the “KCS Union Plan”)), 150,000 shares (for the Gateway Western Railway Union 401(k) Plan (the “Gateway Plan”)), and 165,000 shares (for the MidSouth Rail Union 401(k) Retirement Savings Plan (the “MidSouth Plan”)) of the Company’s common stock, par value $0.01 per share (collectively the “Common Stock”). The KCS Union Plan, Gateway Plan and MidSouth Plan are referred to collectively as the “Plans”. The Company is deregistering the Common Stock and Plan interests with respect to all of the Plans because the Plans have been merged with other plans of the Company and no longer exist. Accordingly, the Company files this Post-Effective Amendment No. 1 to the Registration Statement solely to deregister all remaining unsold Plan interests and Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, County of Jackson, State of Missouri, on February 13, 2012.

KANSAS CITY SOUTHERN

By:	/s/ David L. Starling
David L. Starling
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Michael R. Haverty	Executive Chairman of the Board of Directors	February 13, 2012
Michael R. Haverty

/s/ David L. Starling	President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2012
David L. Starling

/s/ Michael W. Upchurch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 13, 2012
Michael W. Upchurch

/s/ Mary K. Stadler	Senior Vice President and Chief Accounting Officer (Principal Accounting	February 13, 2012
Mary K. Stadler
Officer)

/s/ Lu M. Córdova	Director	February 13, 2012
Lu M. Córdova

/s/ Henry R. Davis	Director	February 13, 2012
Henry R. Davis

/s/ Robert J. Druten	Director	February 13, 2012
Robert J. Druten

/s/ Terrence P. Dunn	Director	February 13, 2012
Terrence P. Dunn

/s/ Antonio O. Garza, Jr.	Director	February 13, 2012
Antonio O. Garza, Jr.

/s/ Thomas A. McDonnell	Director	February 13, 2012
Thomas A. McDonnell

/s/ Rodney E. Slater	Director	February 13, 2012
Rodney E. Slater

The Plans: Pursuant to the requirements of the Securities Act of 1933, the administrator of each of the Plans has duly caused this Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, as of the 13th day of February, 2012.

THE KANSAS CITY SOUTHERN
RAILWAY COMPANY
UNION 401(K) PLAN

BY:	KANSAS CITY SOUTHERN, as Plan administrator

By:	/s/ John E. Derry
Name:	John E. Derry
Title:	Senior Vice President – Human Resources

GATEWAY WESTERN RAILWAY
UNION 401(K) PLAN

BY:	KANSAS CITY SOUTHERN, as Plan administrator

By:	/s/ John E. Derry
Name:	John E. Derry
Title:	Senior Vice President – Human Resources

MIDSOUTH RAIL UNION
401(K) RETIREMENT SAVINGS PLAN

BY:	KANSAS CITY SOUTHERN, as Plan administrator

By:	/s/ John E. Derry
Name:	John E. Derry
Title:	Senior Vice President – Human Resources

5